414.319.7024
777 E Wisconsin Ave Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com WRITER’S DIRECT LINE 414.319.7024 GBishop@foley.com

Exhibit 5.1

June 10, 2026

Ulta Beauty, Inc. 1000 Remington Blvd., Suite 120 Bolingbrook, Illinois 60440

Ladies and Gentlemen:

We have acted as counsel for Ulta Beauty, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), registering 3,500,000 shares (the “Registered Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be issued pursuant to the Ulta Beauty, Inc. 2026 Incentive Award Plan (the “2026 Plan”).

In connection with our representation, we have examined:  (i) the 2026 Plan and related documents; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Certificate of Incorporation of the Company, as amended to date, and the Bylaws of the Company, as amended to date; (iv) the resolutions of the Company’s Board of Directors relating to the 2026 Plan and the issuance of Common Stock thereunder; and (v) originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates and receipts of public officials and of officers or other representatives of the Company, and such other documents and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all manual and electronic signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, we have relied upon, without independent verification of their accuracy, certificates of public officials, statements and representations of officers and other representatives of the Company, and statements of fact contained in documents we have examined.

For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Registered Shares under the 2026 Plan, the Company will receive consideration in an amount not less than the aggregate par value of the Registered Shares covered by each such issuance.

AUSTIN  |  BOSTON  |  BRUSSELS  |  CHICAGO  |  DALLAS  |  DENVER  |  DETROIT  |  HOUSTON  |  JACKSONVILLE  | LOS ANGELES MADISON  |MEXICO CITY  |  MIAMI  |  MILWAUKEE  | NASHVILLE  |  NEW YORK  |  ORLANDO  |  RALEIGH  |  SACRAMENTO  |  SALT LAKE CITY   |  SAN DIEGO |SAN FRANCISCO  |  SILICON VALLEY  |  TALLAHASSEE  |  TAMPA  |  TOKYO  |  WASHINGTON, D.C.

June 10, 2026

It is understood that this opinion is to be used only in connection with the offer and sale of the Registered Shares while the Registration Statement is effective.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Registered Shares.

Based upon the foregoing, we are of the opinion that each of the Registered Shares, if and when issued by the Company pursuant to the terms and conditions of the 2026 Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP